UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report September 27, 2006

RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 Town Center Drive, Suite 600, Costa Mesa, California 92626

Registrant’s telephone number, including area code (714) 430-6400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Items

Item 8.01:	Clarification

During a conference call on September 27, 2006, discussing Resources Connection Inc.’s (the “Company’s”) fiscal 2007 first quarter results of operations, the Company answered an analyst’s question regarding the revenue growth goal for fiscal year 2007. The response of 15-18% was intended to communicate management’s internal goals and is consistent with similar information about management’s internal goals provided during the conference call regarding the Company’s results of operations for the fourth quarter and the year ended May 31, 2006. Such information was and is not intended to provide revenue expectations that investors should rely on. The Company will not update the market regarding its internal management goals. The only revenue guidance the Company has provided relates to the second quarter of fiscal year 2007. We estimate revenue for the second quarter to be approximately $175 million, assuming recent revenue trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: September 27, 2006	By:	/s/ Kate W. Duchene
Kate W. Duchene Chief Legal Officer